Exhibit 99.1

Marchex Reports First Quarter 2007 Financial Results

SEATTLE, WA – May 8, 2007—Marchex, Inc. (NASDAQ: MCHX, MCHXP) today reported its results for the first quarter ended March 31, 2007.

Consolidated Financial Results:

•	Revenue was $34.2 million for the first quarter of 2007, a 10% increase compared to $31.1 million for the same period of 2006.

•

GAAP net income applicable to common stockholders was $548,000 for the first quarter of 2007 or $0.01 per share. This compares to GAAP net loss applicable to common stockholders of $1.2 million or $0.03 per share for the same period of 2006. The first quarter 2007 results included non-cash stock-based compensation expense recorded under the fair value method of $2.9 million, compared to non-cash stock-based compensation expense of $3.5 million for the same period in 2006.

•

We provide a reconciliation of GAAP EPS to Adjusted Non-GAAP EPS in the last financial tables attached to this press release and encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures. Adjusted non-GAAP EPS for the first quarter of 2007 was $0.11, compared to $0.09 for the same period of 2006. Some Wall Street analysts use non-GAAP measures to analyze our operating results, which may include adjusted non-GAAP EPS, adjusted operating income before amortization and adjusted EBITDA. We present GAAP measures with equal or greater prominence than non-GAAP measures and such non-GAAP measures should not be considered a substitute for, or superior to, GAAP results.

•

Adjusted operating income before amortization was $7.6 million for the first quarter of 2007, which is a decrease of 8% compared to $8.3 million for the same period of 2006. A reconciliation of non-GAAP adjusted operating income before amortization to GAAP operating income and GAAP net income is attached to the financial tables included in this release.

•

Adjusted EBITDA was $9.5 million in the first quarter of 2007 and $9.6 million for the same period of 2006. A reconciliation of operating income before taxes, depreciation, amortization and gain/loss on sales of intangible assets to GAAP net cash provided by operating activities is attached to the financial tables included in this release.

“We have started the year with good momentum, and we believe there are several unique catalysts to our business that will lead to accelerating growth throughout the year,” said Russell C. Horowitz, Marchex Chairman and CEO. “Our goals for this year are to continue focusing on the elements we can control to grow our business, expand margins, and feed the Marchex ecosystem by building our proprietary traffic and advertiser base.”

Updated Statistics and Recent Highlights:

Proprietary Traffic: Marchex today announced that its proprietary network of vertical and local Web sites attracted approximately 31 million unique visitors for the month of March 2007. Unique visitor statistics are based on internal traffic logs, which calculate unique IP (Internet protocol) addresses on an unduplicated basis during a given month. For the first quarter of 2007, revenue attributable to proprietary traffic sources was $15.1 million.

•

Third Party Syndication Partners: Since January 1, 2007, Marchex has added more than a dozen new contextual and pay-per-click partners. These partners include Computer Shopper, Engineering.com, InvestorVillage.com, Wall Street Reporter, CIO Index.com, WorldGolf.com and many others. Marchex has added new partners every quarter for more than a year and believes that this trend will continue for the balance of the year. Marchex has also added thousands of individual Web sites to its distribution system over the course of the past few months, delivering content and advertising to these partners.

•

New Web Site Product Introductions: During the quarter, Marchex announced the launch of Open View, a proprietary technology that dynamically consolidates available information and user reviews on any type of business entity, such as hotels or restaurants, into a set of distinct, relevant, and meaningful summaries. Open View, a new feature of the Open List content aggregation platform, represents Marchex’s technology driven approach to generating useful and unique content on thousands of Web pages. In addition to generating content related to more than 65,000 hotels, Open View has added approximately 400,000 new, unique pieces of dynamically generated editorial content that map to individual restaurants in the Open List database. As Marchex integrates Open List content onto tens of thousands of additional Web sites in 2007, the Open View technology will be included.

•

New Search Marketing Product Introductions: During the quarter, Marchex announced that it has added conversion tracking, as well as updated reporting tools and user interface improvements to its pay-per-click advertising networks, enabling advertisers to more effectively track their return on investment (ROI), access key campaign performance data and make modifications to optimize their campaigns. Marchex’s new conversion tracking feature allows advertisers to easily designate and track five different types of conversions. It also enables advertisers to better track performance by keywords and make modifications to their campaigns to improve their conversion rate and ROI.

Marchex Financial Guidance:

The following forward-looking statements reflect Marchex’s expectations as of May 8, 2007.

Guidance for fiscal year 2007 (Year ending December 31, 2007):

Revenue: For the year, we are reiterating that we anticipate revenue in the range of $144 million to $150 million. For detail on our quarterly revenue expectations, we currently anticipate that our annual revenue growth rate will modestly accelerate from 10% in the first quarter of 2007, to 10% to 12% in the second quarter of 2007. We continue to anticipate that our revenues for the fourth quarter of 2007 will reflect a growth rate of 20% or more over the fourth quarter of 2006.

Adjusted operating income before amortization. For the year, we are reiterating that we anticipate adjusted operating income before amortization in the range of $35 million to $39 million. For the second quarter of 2007, given the mix in anticipated revenue contribution and continued product investments that are disproportionately weighted toward the first half of the year, we are anticipating adjusted operating income before amortization to be similar to the first quarter of 2007 and that we will see improved margins in the second half of 2007 as our revenue growth continues to accelerate at a faster rate than costs. For adjusted EBITDA, we expect to add back approximately $6 million in additional depreciation and amortization to this range of $35 million to $39 million of adjusted operating income before amortization.

Conference Call and Webcast Information:

Management will hold a conference call, starting at 5:00 p.m. EDT on Tuesday, May 8, 2007 to discuss its first quarter 2007 results and other company updates. To access the call by live Webcast, please log onto the Investor Relations section of the Marchex Web site (www.marchex.com/ir.html). An archived version of the Webcast will also be available, beginning two hours after completion of the call, at the same location.

About Marchex, Inc.

Marchex (www.marchex.com) is a technology driven search and media company focused on vertical and local online traffic. Specifically, the company is focused on search marketing, local search, and direct navigation. Marchex’s platform of integrated performance-based advertising and search marketing services enables merchants to efficiently market and sell their products and services across multiple online distribution channels, including search engines, product shopping engines, directories and selected Web sites.

Forward looking statements:

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenues, acquisitions, projected costs, prospects, plans and objectives of management are forward-looking statements. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. There are a number of important factors that could cause Marchex’s actual results to differ materially from those indicated by such forward-looking statements which are described in the “Risk Factors” section of our most recent periodic report and registration statement filed with the SEC. All of the information provided in this release is as of May 8, 2007 and Marchex undertakes no duty to update the information provided herein.

Non-GAAP Financial Information:

To supplement Marchex’s consolidated financial statements presented in accordance with GAAP and to provide clarity internally and externally, Marchex uses certain non-GAAP measures of financial performance and liquidity, including OIBA, Adjusted OIBA, Adjusted EBITDA and Adjusted non-GAAP EPS. Marchex also provides Pro Forma Revenue information for the three months ended March 31, 2006 and 2007 as if the AreaConnect and Open List asset acquisitions in 2006 occurred as of January 1, 2006.

OIBA represents income (loss) from operations plus (1) stock-based compensation expense and (2) amortization of acquired intangible assets. This measure, among other things, is one of the primary metrics by which Marchex evaluates the performance of its business. Additionally, Marchex’s management uses Adjusted OIBA which excludes any gain/loss on sales of intangible assets as this is viewed as non-recurring in nature. Adjusted OIBA is the basis on which Marchex’s internal budgets are based and by which Marchex’s management is currently evaluated. Marchex believes these measures are useful to investors because they represent Marchex’s consolidated operating results, taking into account depreciation and other intangible amortization, which Marchex believes is an ongoing cost of doing business, but excluding the effects of certain other non-cash and non-recurring expenses. Adjusted EBITDA represents income before interest, income taxes, depreciation, amortization, stock compensation expense, and gain/loss on sales of intangible assets. Marchex believes that Adjusted EBITDA is another alternative measure of liquidity to GAAP net cash provided by operating activities that provides meaningful supplemental information regarding liquidity and is used by Marchex’s management to measure its ability to fund operations and its financing obligations.

Adjusted non-GAAP EPS represents Adjusted Net Income divided by weighted average fully diluted shares outstanding for Adjusted non-GAAP EPS purposes. Adjusted Net Income generally captures those items on the statement of operations that have been, or ultimately will be, settled in cash exclusive of certain non-recurring items and represents net income (loss) available to common stockholders plus: (1) stock based compensation expense, (2) amortization of acquired intangible assets, (3) gain/loss on sales of intangible assets, (4) other income (expense), (5) the cumulative effect of changes in accounting principles and less (6) discount on preferred stock redemption. Adjusted non-GAAP EPS includes dilution from options and warrants per the treasury stock method, includes the weighted average number of all potential common shares relating to convertible preferred stock and restricted stock and excludes the weighted average common share equivalents for redeemed preferred shares. Shares outstanding for Adjusted non-GAAP EPS purposes are therefore higher than shares outstanding for GAAP EPS purposes. Financial analysts and investors may use Adjusted non-GAAP EPS to analyze Marchex’s financial performance since these groups have historically used EPS related measures, along with other measures, to estimate the value of a company, to make informed investment decisions and to evaluate a company’s operating performance compared to that of other companies in its industry.

Marchex’s management believes that investors should have access to, and Marchex is obligated to provide, the same set of tools that management uses in analyzing the company’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, and should not be considered in isolation, as a substitute for, or superior to, GAAP results. These non-GAAP terms, as defined by Marchex, may not be comparable to similarly titled measures used by other companies. Marchex endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measure with equal or greater prominence, GAAP financial statements and detailed descriptions of the reconciling items and adjustments, including quantifying such items, to derive the non-GAAP measure.

For further information:

Mark S. Peterson

Vice President of Public Relations

206.331.3344

mark@marchex.com

Trevor Caldwell

Vice President of Investor Relations & Strategic Initiatives

Marchex, Inc.

206.331.3316

tcaldwell@marchex.com

#####

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended March 31,
	2006	2007
Revenue	$31,112,325	$34,223,401

Expenses:
Service costs (1)	14,851,949	15,241,228
Sales and marketing (1)	5,866,684	7,509,921
Product development (1)	2,227,024	2,597,656
General and administrative (1)	3,409,508	4,180,775
Amortization of acquired intangible assets	4,870,673	4,523,134

Total operating expenses	31,225,838	34,052,714

Gain (loss) on sales and disposals of intangible assets, net	179,208	32,264

Income from operations	65,695	202,951

Interest income and other, net	734,282	711,987

Income before provision for income taxes	799,977	914,938

Income tax expense	653,648	473,788

Income before cumulative effect of a change in accounting principle	146,329	441,150

Cumulative effect of a change in accounting principle, net of tax (2)	151,341	—

Net income	297,670	441,150

Convertible preferred stock dividends, conversion payment and discount on preferred stock redemption	1,493,935	(106,548)

Net income (loss) applicable to common stockholders	$(1,196,265)	$547,698

Basic and diluted net income (loss) applicable to common stockholders	$(0.03)	$0.01

Shares used to calculate basic net income (loss) per share applicable to common stockholders	37,124,298	39,165,916
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	37,124,298	40,417,741

(1) Includes stock compensation allocated as follows:
Service costs	$236,211	$118,535
Sales and marketing	1,047,271	372,358
Product development	735,187	489,252
General and administrative	1,502,074	1,907,069

Total stock compensation expense	$3,520,743	$2,887,214

(2) As a result of the adoption of SFAS 123R on January 1, 2006, Marchex recorded an amount from the cumulative impact of the accounting change.

MARCHEX, INC. AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(unaudited)

	December 31, 2006	March 31, 2007
Assets
Current assets:
Cash and cash equivalents	$46,105,827	$59,066,957
Trade accounts receivable, net	22,035,343	18,904,030
Prepaid expenses and other current assets	2,221,550	1,768,818
Refundable taxes	1,837,166	2,434,383
Deferred tax assets	670,624	489,827

Total current assets	72,870,510	82,664,015

Property and equipment, net	7,280,075	8,050,690
Deferred tax assets	2,444,782	3,816,267
Intangibles and other assets, net	13,318,801	11,575,234
Goodwill	200,738,098	195,709,714
Intangible assets from acquisitions, net	36,735,570	31,986,245

Total assets	$333,387,836	$333,802,165

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,739,231	$10,610,630
Accrued expenses and other current liabilities	2,913,152	2,309,130
Deferred revenue	2,430,644	2,464,308

Total current liabilities	16,083,027	15,384,068

Other non-current liabilities	91,907	83,435

Total liabilities	16,174,934	15,467,503

Stockholders’ equity:
Convertible preferred stock	2,342,884	1,664,827
Class A common stock	119,217	119,217
Class B common stock	276,361	301,895
Additional paid-in capital	320,607,113	321,960,836
Accumulated deficit	(6,132,673)	(5,712,113)

Total stockholders’ equity	317,212,902	318,334,662

Total liabilities and stockholders’ equity	$333,387,836	$333,802,165

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of Revenue to Pro Forma Revenue

(unaudited)

	Three Months Ended March 31,
	2006	2007
Revenue, as reported	$31,112,325	$34,223,401
AreaConnect pro forma revenue	497,313	—
Open List pro forma revenue	100,841	—
Pro forma eliminations	(17,251)	—

Pro forma Revenue	$31,693,228	$34,223,401

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP Net Income (Loss) to Operating Income Before Amortization (OIBA) and

Adjusted Operating Income Before Amortization (Adjusted OIBA)

(unaudited)

	Three Months Ended March 31,
	2006	2007
Net income (loss) applicable to common stockholders	$(1,196,265)	$547,698
Convertible preferred stock dividends, conversion payment and discount on preferred stock redemption	1,493,935	(106,548)

Net income	297,670	441,150
Cumulative effect of a change in accounting principle, net of tax (1)	151,341	—

Income before cumulative effect of a change in accounting principle	146,329	441,150
Income tax expense	653,648	473,788

Income before provision for income taxes	799,977	914,938
Interest income and other, net	(734,282)	(711,987)

Income from operations	65,695	202,951
Stock-based compensation	3,520,743	2,887,214
Amortization of acquired intangible assets	4,870,673	4,523,134

Operating income before amortization (OIBA)	8,457,111	7,613,299
Gain/loss on sales and disposals of intangible assets, net	(179,208)	(32,264)

Adjusted operating income before amortization (Adjusted OIBA)	$8,277,903	$7,581,035

(1)	As a result of the adoption of SFAS 123R on January 1, 2006, Marchex recorded an amount from the cumulative impact of the accounting change.

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation from Net Cash provided by Operating Activities to Adjusted EBITDA

(unaudited)

	Three Months Ended March 31,
	2006	2007
Net cash provided by operating activities	$9,430,099	$12,478,122
Changes in asset and liabilities, net of effects of acquisitions	(1,267,079)	(4,256,141)
Provision for income taxes	653,648	473,788
Other item—facility relocation	17,643	—
Interest income and other, net	(736,145)	(706,703)
Income and excess tax benefits related to stock options	1,477,965	1,492,991

Adjusted EBITDA	$9,576,131	$9,482,057

MARCHEX, INC. AND SUBSIDIARIES

Reconciliation of GAAP EPS to Adjusted Non-GAAP EPS

(unaudited)

	Three Months Ended March 31,
	2006	2007
Adjusted Non-GAAP EPS	$0.09	$0.11

Net income (loss) per share applicable to common stockholders—diluted (GAAP EPS)	$(0.03)	$0.01
Shares used to calculate diluted net income (loss) per share applicable to common stockholders	37,124,298	40,417,741

Net income (loss) applicable to common stockholders	$(1,196,265)	$547,698
Discount on preferred stock redemption	—	(122,594)
Stock-based compensation	3,520,743	2,887,214
Amortization of acquired intangible assets	4,870,673	4,523,134
Gain/loss on sales and diposals of intangible assets, net	(179,208)	(32,264)
Cumulative effect of a change in accounting principle, net of tax (1)	(151,341)	—
Interest income and other, net	(734,282)	(711,987)
Estimated impact of income taxes	(2,355,370)	(2,259,129)

Adjusted Non-GAAP net income applicable to common stockholders	$3,774,950	$4,832,072

Adjusted Non-GAAP EPS	$0.09	$0.11

Shares used to calculate diluted net income (loss) per share applicable to common stockholders	37,124,298	40,417,741
Weighted average common share equivalents for redeemed preferred shares	—	(1,604)
Weighted average stock options and warrants and common shares subject to repurchase or cancellation (if applicable)	2,765,734	2,480,483

Shares used to calculate Adjusted Non-GAAP EPS	39,890,032	42,896,620

For Adjusted Non-GAAP EPS, the impact of restricted stock (common shares subject to repurchase or cancellation) is based on the weighted average of restricted stock outstanding as compared with diluted shares for GAAP purposes, which included restricted stock on a treasury stock method basis.

(1)	As a result of the adoption of SFAS 123R on January 1, 2006, Marchex recorded an amount from the cumulative impact of the accounting change.